Exhibit 10.1

AMENDMENT NO. 5 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 5 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of April 18, 2019 (this “Amendment”) by and between TPG RE FINANCE 11, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of May 25, 2016 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of September 21, 2016, as further amended by that certain Amendment No. 2 to Master Repurchase and Securities Contract, dated as of December 22, 2016, as further amended by that certain Amendment No. 3 to Master Repurchase and Securities Contract, dated as of June 8, 2017, as further amended by that certain Amendment No. 4 to Master Repurchase and Securities Contract, dated as of May 4, 2018, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and TPG RE Finance Trust Holdco, LLC (“Guarantor”) has agreed, subject to the terms and conditions hereof, to make the acknowledgements set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1.    Repurchase Agreement Amendments.  The Repurchase Agreement is hereby amended as follows:

(a)     Article 2 of the Repurchase Agreement is hereby amended by inserting the following new definitions in correct alphabetical order:

“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.

“Beneficial Ownership Regulation”:  Means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Fifth Amendment Effective Date”:  April 18, 2019.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(b)     The defined term “Funding Expiration Date”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended by deleting the date “May 25, 2019” and inserting the date “April 18, 2022” in lieu thereof.

(c)     The defined term “Maturity Date”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended by deleting the date “May 25, 2019” and inserting the date “April 18, 2022” in lieu thereof.

(d)     Section 3.06 of the Repurchase Agreement is hereby amended by adding the following new clause (vi) to the end of the second sentence thereof immediately preceding the period:

“and (vi) if requested by Buyer, Seller shall have delivered to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation”

(e)     Article 7 of the Repurchase Agreement is hereby amended by inserting the following new Section 7.21 in correct numerical order:

“Section 7.21Beneficial Ownership Certification.  The information included in each Beneficial Ownership Certification is true and correct in all respects.”

(f)     Article 8 of the Repurchase Agreement is hereby amended by inserting the following new Section 8.17 in correct numerical order:

“Section 8.17Beneficial Ownership.  To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer.”

(g)     Section 18.15(b) of the Repurchase Agreement is hereby amended by inserting the following new clause at the end thereof immediately preceding the period:

“, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation”.

(h)     Article 18 of the Repurchase Agreement is hereby amended by inserting the following new Section 18.25 at the end thereof in correct numerical order:

“Section 18.25  Recognition of the U.S. Special Resolution Regimes

(a) In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.”

SECTION 2.     Conditions Precedent.  This Amendment shall become effective on the date hereof provided that (a) this Amendment is duly executed and delivered by each of Seller, Buyer and Guarantor, (b) Seller and Buyer have executed and delivered that certain Amendment No. 6 to Fee and Pricing Letter, dated as of the date hereof, by and between Seller and Buyer, (c) outside counsel to Seller and Guarantor have delivered to Buyer updated copies of each of the legal opinions which were originally delivered to Buyer on May 25, 2016, each in form and substance acceptable to Buyer and its counsel and (d) Buyer shall have received payment from Seller of the respective Structuring Fee and Draw Fee installments that are due on the date hereof.

SECTION 3.     Representations and Warranties.  On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

SECTION 4.     Acknowledgments of Guarantor.  Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and Buyer and agrees that it continues to be bound by that certain Amended and Restated Guarantee Agreement, dated as of May 4, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein.

SECTION 5.     Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof, (a) all references in the Repurchase Agreement to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 6.     No Novation, Effect of Agreement.  The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents.  It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.

SECTION 7.     Counterparts.  This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8.     Costs and Expenses.  Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.

SECTION 9.     Submission to Jurisdiction.  Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.

The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 9 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

SECTION 10.     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 11.     GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Allen Lewis
Name:	Allen Lewis
Title:	Managing Director

SELLER:

TPG RE FINANCE 11, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Matthew Coleman
Name:	Matthew Coleman
Title:	Vice President

[Signature Page to Amendment No. 5 to Master Repurchase and Securities Contract]

Acknowledged:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to Section 1(h) and Section 4 of this Amendment:

By:	/s/ Matthew Coleman
Name:	Matthew Coleman
Title:	Vice President

[Signature Page to Amendment No. 5 to Master Repurchase and Securities Contract]